Exhibit 99.1

FOR IMMEDIATE RELEASE

CENTRAL GARDEN & PET COMPANY AMENDS AND EXTENDS

ITS REVOLVING CREDIT FACILITY

WALNUT CREEK, CALIFORNIA, June 9, 2011 – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA), a leading innovator, marketer and producer of quality branded products for the lawn and garden and pet supplies markets, today announced the amendment of its $275 million five-year senior secured revolving credit facility (the “Credit Facility”) effective June 8, 2011. Under the modified terms, the Credit Facility has a borrowing capacity of $375 million, an increase of $100 million, and an extension of the maturity date by approximately one year to June 2016. Further, the Credit Facility bears lower interest rates, commitment fees and interest coverage requirements.

Interest on the amended Credit Facility is based, at the Company’s option, on a rate equal to the Alternate Base Rate (ABR), which is the greater of: the Prime Rate, the Federal Funds rate plus 1/2 of 1%, or one month LIBOR plus 1%, all of which have an additional fluctuating margin of 0.75% to 1.75%. Alternatively, the Company could choose a rate of LIBOR plus a margin, which would fluctuate from 1.75% to 2.75%. The minimum interest coverage requirement was reduced to 2.50 times EBITDA from 2.75 times EBITDA.

The Company continues to have the option to increase the size of the Credit Facility by an additional $200 million of incremental term loans and/or revolving loans should it exercise its option and one or more lenders are willing to make such increased amounts available to it.

“We are pleased to have completed this favorable amendment to our credit facility which was aided by the advantageous bank market environment and our solid operating performance,” said Lori Varlas, Senior Vice President and Chief Financial Officer. “The amendment increases our financial flexibility and capacity to invest in organic growth and strategic acquisitions, while providing for a lower interest rate and extending the maturity date on the revolver.”

About Central Garden & Pet Company

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON(R), SMART SEEDTM and

THE REBELS(TM); wild bird feed and the brand PENNINGTON(R); weed and insect control and the brands AMDRO(R), SEVIN(R), IRONITE(R) and OVER-N-OUT(R); and decorative outdoor patio products and the brands NORCAL(R), NEW ENGLAND POTTERY(R) and MATTHEWS FOUR SEASONS(TM). We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS(TM) and ZODIAC(R); aquatics and reptile and the brands OCEANIC(R), AQUEON(TM) and ZILLA(TM); bird & small animal and the brands KAYTEE(R), SUPER PET(R) and CRITTER TRAIL(R); dog & cat and the brands TFH(R), NYLABONE(R), FOUR PAWS(R), PINNACLE(R) and AVODERM(R); and equine and the brands FARNAM(R), BRONCO(R) and SUPER MASK(R). We also provide a host of other application-specific Pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 4,300 employees, primarily in North America and Europe. For additional information on Central Garden & Pet Company, including access to the Company’s SEC filings, please visit the Company’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Central’s Annual Report on Form 10-K, filed November 19, 2010, and Central’s Quarterly Report on Form 10-Q, filed May 5, 2011, and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact:

Central Garden & Pet Company

Steve Zenker, 925-948-3657

Investor Relations